EXHIBIT 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF MUBADALA INVESTMENT COMPANY PJSC AND MIC INDUSTRIAL INVESTMENTS 4 RSC LTD

The name, present principal occupation or employment, and citizenship of each of the directors and, if applicable, the executive officers of Mubadala Investment Company PJSC and MIC Industrial Investments 4 RSC Ltd are set forth below. Each individual’s business address is P.O. Box 45005, Abu Dhabi, United Arab Emirates.

Mubadala Investment Company PJSC

Name	Present Principal Occupation or Employment	Citizenship
Directors
His Highness Sheikh Mansour bin Zayed Al Nahyan	Vice President, Deputy Prime Minister and Minister of the Presidential Court of the United Arab Emirates, Chairman	UAE

His Highness Sheikh Theyab bin Mohamed Al Nahyan	Member	UAE

His Excellency Khaldoon Khalifa Al Mubarak	Managing Director and Group Chief Executive Officer, Mubadala Investment Company	UAE

His Excellency Dr. Sultan Ahmed Al Jaber	Minister of Industry and Advanced Technology, Member	UAE

His Excellency Suhail Mohamed Faraj Al Mazrouei	Cabinet Member and Minister of Energy & Infrastructure	UAE

His Excellency Saif Saeed Al Ghobash	Secretary-General of Abu Dhabi Executive Council, Member	UAE

His Excellency Abdulhamid Mohammed Saeed	Member	UAE

Executive Officers
His Excellency Khaldoon Khalifa Al Mubarak	Managing Director and Group Chief Executive Officer	UAE

Waleed Al Mokarrab Al Muhairi	Deputy Group Chief Executive Officer	UAE

Homaid Abdulla Al Shimmari	Deputy Group CEO, Chief Corporate & Human Capital Officer	UAE

Carlos Antoine Obeid	Chief Financial Officer	UAE

Samer Saleh Halawa	Chief Legal Officer	UAE

Camilla Macapili Languille	Co-CEO, Private Equity	Canada

Luca Molinari	Co-CEO, Private Equity	Italy

Hani Ahmed Hussain Barhoush	Chief Executive Officer, Credit and Special Situations and Managing Director and CEO, Mubadala Capital	UAE

Dr. Bakheet Saeed Bakheet Salem Al Katheeri	Chief Executive Officer, UAE Investments	UAE

Ahmed Saeed Al Calily	Chief Strategy and Risk Officer	UAE

Saeed Mohamed Al Mazrouei	Managing Director and CEO, Abu Dhabi Investment Counsel	UAE

Khaled Salem Al Shamlan Al Marri	Chief Executive Officer, Real Assets	UAE

MIC Industrial Investments 4 RSC Ltd

Name	Present Principal Occupation or Employment	Citizenship
Directors
Rajesh Gopalakrishnan	Director	India

Hernan Daniel Pellegrini	Director	Argentina

Mina Abdulla Najemaldeen Abdulla Hamoodi	Director	UAE